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                                                                     EXHIBIT 8.1

                                   EXHIBIT 8.1
                          TO THE REGISTRATION STATEMENT

                                 APRIL 17, 2001

Toyota Auto Finance Receivables LLC
Toyota Motor Credit Receivables Corporation
Toyota Motor Credit Corporation
Toyota Auto Receivables Trusts
19001 South Western Avenue
Torrance, California 90509

         Re:      Toyota  Auto Finance Receivables LLC
                  Toyota Motor Credit Receivables Corporation
                  Toyota Motor Credit Corporation
                  Toyota Auto Receivables Trusts
                  Registration Statement on Form S-3
                  Amendment No. 1 to Registration Nos. 333-58164, 333-58164-01 and 333-58164-02 and
                  Post-Effective Amendment No. 1 to Registration Nos. 333-41568 and 333-41568-01

Ladies and Gentlemen:

       We have acted as special counsel to Toyota Auto Finance Receivables LLC ("TAFR LLC"), a Delaware limited liability company, Toyota Motor Credit Receivables Corporation ("TMCRC"), a California corporation, both of which are wholly owned limited purpose subsidiaries of Toyota Motor Credit Corporation ("TMCC"), a California corporation, and certain trusts (the "Trusts"), all of the beneficial ownership of which will initially be owned by TAFR LLC or TMCRC (together with TAFR LLC and TMCRC, each an "Issuer"), in connection with the proposed issuance of $2,500,000,000 aggregate principal amount of asset-backed notes (the "Notes") and/or asset-backed certificates (the "Certificates") to be offered pursuant to the above-referenced registration statements on Form S-3 (such registration statements as amended, the "Registration Statements") relating to the Notes and Certificates. The Registration Statements have been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. The Notes will be issued under and pursuant to the indenture for each series, each between the applicable Issuer and the Indenture Trustee (as defined therein). The indenture in the form filed with the Securities and Exchange Commission on July 17, 2000, as an exhibit to the Registration Statement for Registration Nos. 333-41568 and 333-41568-01, and on April 2, 2001, as an exhibit to the Registration Statement for Registration Nos. 33-58164, 333-58164-01 and 333-58164-02, is herein referred to as the
"Indenture." The Certificates will be issued under and pursuant to a pooling and servicing agreement or sale and servicing agreement for each series, each between the applicable Issuer, the administrator (as defined therein, the "Administrator") and the trustee (as defined therein, the "Trustee"). The pooling and servicing agreement in the form filed with the Securities and Exchange Commission on July 17, 2000, as an exhibit to the Registration Statement for Registration Nos. 333-41568 and 333-41568-01, and

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on April 2, 2001, as an exhibit to the Registration Statement for Registration
Nos. 33-58164, 333-58164-01 and 333-58164-02, is herein referred to as the
"Pooling and Servicing Agreement". The sale and servicing agreement in the form filed with the Securities and Exchange Commission on July 17, 2000, as an exhibit to the Registration Statement for Registration Nos. 333-41568 and 333-41568-01, and on April 2, 2001, as an exhibit to the Registration Statement for Registration Nos. 33-58164, 333-58164-01 and 333-58164-02, is herein referred to as the "Sale and Servicing Agreement".

       In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction of the organizational documents of the Issuers, the form of Indenture included as an exhibit to the Registration Statements, the forms of Notes included as exhibits to such form of Indenture, the form of Pooling and Servicing Agreement included as an exhibit to the Registration Statements, the form of Sale and Servicing Agreement included as an exhibit to the Registration Statements, the forms of Certificates included as exhibits to such form of Pooling and Servicing Agreement and form of Sale and Servicing Agreement, and such other records, documents and certificates of the Issuers and public officials and other instruments as we have deemed necessary for the purpose of this opinion. In addition, we have assumed that each Indenture, Pooling and Servicing Agreement and Sale and Servicing Agreement, as applicable, as completed for each series will be duly authorized, executed and delivered by each of the respective parties thereto; that the Notes and Certificates as completed for each series, as applicable, will be duly authorized, executed and delivered substantially in the forms contemplated by the Indenture or Pooling and Servicing Agreement or the Sale and Servicing Agreement, as applicable; and the Notes and Certificates for each series will be sold as described in the Registration Statements.

       In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the United States Internal Revenue Code of 1986, as amended, (the "Code") nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of "doing business" or the securities laws of any jurisdiction.

       As special tax counsel to TAFR LLC, TMCRC and the Trusts, we have advised TAFR LLC, TMCRC and the Trusts with respect to certain federal income tax aspects of the proposed issuance of the Notes and the Certificates after the date hereof as described in the Registration Statement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of the Notes and Certificates that appears under the heading "Certain Federal Income Tax Consequences" in the Prospectus. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Notes and Certificates, but with respect to those federal income tax consequences which are discussed, in our opinion, the description is accurate.

       This opinion set forth above is based on relevant provisions of the Code, Treasury Regulations thereunder, and interpretations of the foregoing as expressed in court decisions, administrative determinations, and legislative history as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion.

       We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Certain Federal Income Tax Consequences" in the

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Prospectus, without admitting that we are "experts" within the meaning of the
1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                Respectfully submitted,
                                                /s/ O'Melveny & Myers LLP
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